RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              FRITZ COMPANIES, INC.


         FRITZ COMPANIES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         (1) That the Board of Directors of such corporation adopted a resolution proposing and declaring advisable the following restatement to the Certificate of Incorporation of such corporation.

         (2) The text of the Restated Certificate of Incorporation as adopted by the Board of Directors is set forth in its entirety as follows:

                  FIRST: The name of this corporation is: FRITZ COMPANIES, INC.

                  SECOND: The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the corporation is specifically empowered to transact customs brokerage business, engage in common carriage, operate as a contract carrier and operate as a freight forwarder.

                  FOURTH: (a) The corporation is authorized to issue two classes of shares to be designated, respectively, `Preferred Stock' and `Common Stock.' The number of shares of Preferred Stock authorized to be issued is One Million (1,000,000) and the number of shares of Common Stock authorized to be issued is Sixty Million (60,000,000). The stock, whether Preferred Stock or Common Stock, shall have a par value of $0.01 per share.

                               (b) The shares of Preferred Stock may be issued from time to time in one or more series.The Board of Directors is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend right, dividend rate, conversion rights, voting rights, rights, rights and terms of redemption (including sinking fund provision), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock: and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series, then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  FIFTH:  (a) The number of directors which shall  constitute the whole Board of Directors of this corporation shall be as specified in the bylaws of this corporation.

                           (b) To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

                  SIXTH: Meetings of stockholders may be held within or without the State of Delaware as the bylaws may provide. The books of the corporation may be kept, subject to any provision contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of Directors need not be by written ballot unless a bylaw of the corporation shall so provide.

                  SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the bylaws of the corporation: including bylaw amendments increasing or reducing the authorized number of directors.

         (3) That the Company's board of directors consented to such restatement of the Certificate of Incorporation.

         (4) That said restatement of the Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITHNESS WHEREOF, Fritz Companies, Inc. has caused this certificate to be signed by Lynn C. Fritz, its Chief Executive Officer, and attested by its Secretary, Jan H. Raymond, on this 10th day of January 2000.



         By_________________________
                /s/Lynn C. Fritz
            Chief Executive Officer


         ATTEST:


         By____________________________
                  /s/Jan H. Raymond
                    Secretary



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